UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2026

Amentum Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42176	99-0622272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4800 Westfields Blvd., Suite #400
Chantilly, Virginia 20151
(703) 579-0410
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the
Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMTM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the
Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2
of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of Amentum Holdings, Inc. (“Amentum” or the “Company”) was held on
February 6, 2026 (the “Annual Meeting”). At the annual meeting, Amentum’s stockholders voted on the following three proposals and cast their votes as described below.
1.The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of shareholders and until their respective successors are elected:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Steven J. Demetriou	216,313,497	4,429,862	82,303	12,216,943
John Heller	220,529,787	203,196	92,679	12,216,943
Benjamin Dickson	219,850,419	878,330	96,913	12,216,943
Vincent K. Brooks	218,581,468	1,603,151	641,043	12,216,943
Ralph E. Eberhart	219,946,566	777,869	101,227	12,216,943
Alan E. Goldberg	220,522,831	205,744	97,087	12,216,943
S. Leslie Ireland	219,976,434	758,788	90,440	12,216,943
Barbara L. Loughran	199,318,344	21,071,794	435,524	12,216,943
Sandra E. Rowland	219,952,896	783,493	89,273	12,216,943
Christopher M.T. Thompson	220,520,519	214,594	90,549	12,216,943
Russell Triedman	218,451,989	2,278,611	95,062	12,216,943
John Vollmer	220,541,726	194,808	89,128	12,216,943
Connor Wentzell	218,457,519	2,281,213	86,930	12,216,943
2.A management proposal to ratify the appointment of Ernst & Young LLP as Amentum’s independent registered public accounting firm for fiscal year 2026 was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
232,680,957	188,696	172,952	(0)
3.The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers for fiscal 2025.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
214,017,720	5,778,604	1,029,338	12,216,943
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMENTUM HOLDINGS, INC.

Date: February 10, 2026	By:	/s/ Michele St. Mary
		Name:	Michele St. Mary
		Title:	Chief Legal Officer and General Counsel